SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this "Agreement") made as of this 31 day of July, 2001, by and among AnythingIT Inc., a Delaware corporation (the "Corporation"), having its principal office at One Executive Drive, Suite 170, Fort Lee, New Jersey 07024, and the undersigned stockholder (the "Investor"; the Investor and its permitted transferees are collectively "Investors" and each an "Investor").

WITNESSETH:

WHEREAS, the Corporation has authorized the issuance and sale to the Investor of 12,500 shares (the "Shares") of the Corporation's Common Stock, $0.01 par value per share ("Common Stock"); and

WHEREAS, the parties have agreed that as a condition of the sale the Investor and the Corporation shall enter into this Agreement.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, receipt of which is mutually acknowledged, the parties hereto agree as follows:

SECTION 1. LIMITATION ON TRANSFERS & RIGHTS OF FIRST REFUSAL.

1.1 Proposed Transfer of Shares. The Investor shall not transfer either in a single transaction or in a series of transactions any shares of capital stock of the Corporation or any right or interest therein then owned by him or it except by a transfer that meets the requirements of this Section 1 and of this Agreement generally. In the event that an Investor (a "Transferring Investor") proposes to transfer any portion of his or its shares of capital stock (each, a "Shares Transfer"), whether voluntarily or involuntarily, other than a Permitted Transfer (as defined below), then at least 20 days prior to any proposed Shares Transfer, such Transferring Investor shall give written notice (the TS Notice") to the Corporation of his or its intention to effect the Shares Transfer. The TS Notice shall set forth (i) its bona fide intention to offer such shares, (ii) the class, series and number of shares to be sold by the Transferring Investor (the "Sale Shares"), (iii) the date or proposed date of the Shares Transfer and the name and address of the proposed transferee, and (iv) the principal terms of the Shares Transfer, including the cash or other property or consideration to be received upon such Shares Transfer (the "Offer Price"). The term "Permitted Transfer" shall mean (i) a Shares Transfer from an Investor to one or more of its "Affiliates" or "Subsidiaries" as those terms are defined in Rule 405 ("Rule 405") of the Securities Act of 1933, as amended or (ii) a Shares Transfer to a spouse (other than pursuant to any divorce or separation proceedings or settlement), parents, children (natural or adopted), stepchildren or grandchildren or a trust for any of their benefit in the case of a Transferring Investor that is an individual (each recipient pursuant to any of (i) or (ii) being a "Permitted Transferee"); provided, however, that prior to such Shares Transfer, such Permitted Transferee shall agree in writing to be bound by the obligations under this Agreement as if such transferee were originally a signatory to this Agreement in the capacity of the Transferring Investor who

proposes to effect such Permitted Transfer and upon such agreement shall also have all the rights of the Transferring Investor who effected the Shares Transfer.

1.2 Right of First Refusal.

(a) In the event the Transferring Investor desires to effect a Shares Transfer other than a Permitted Transfer, then, within 20 days after receipt of the TS Notice specified in Section 1.1 (the "Option Period"), the Corporation shall have the right to purchase all of the Sale Shares, at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the TS Notice. The right of the Corporation to purchase all of the Sale Shares under this Section 1.2(a) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Option Period, to the Transferring Investor, which notice shall state that the Corporation exercises its right to purchase all of the Sale Shares. The failure of the Corporation to respond within the Option Period shall be deemed a waiver of the Corporation's rights under Section 1.2(a). The Corporation may waive the rights under this Section 1.2(a) prior to the expiration of the Option Period by giving written notice to the Transferring Investor.

(b) (i) In the event that the Corporation does not exercise its option to purchase all of the Sale Shares, the Transferring Investor may sell the Sale Shares to the original proposed transferee on the original terms set forth in the TS Notice within ninety days of the original TS Notice. If the Sale Shares are not sold within the 90 day period or the terms change, a new TS Notice must be sent as provided for in subsection 1.1 and the provisions of Section 1 shall again apply to the transfer.

(c) The closing of the purchase of the Sale Shares subscribed for by the Corporation under Section 1.2 (a) shall be held on the 45th day after the timely exercise of the option contemplated by Section 1.2(a), or at such other time and place as the parties to the transaction may agree. At such closing, the Transferring Investor shall deliver certificates representing the Sale Shares, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Sale Shares shall be free and clear of any liens, claims, options, charges, encumbrances or rights ("Liens") (other than those arising hereunder), and the Transferring Investor shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Sale Shares. The purchaser shall deliver the purchase price in full at any closing of the Sale Shares purchased by it which purchase price shall include immediately available funds for any cash portion thereof. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate. In all events, the Sale Shares shall continue to be subject to the terms of this Agreement and any such transferee shall agree in writing to be bound by the obligations imposed upon the Investor under this Agreement as if such transferee were originally a signatory to this Agreement.

1.3 Transfers Void. Any attempted Shares Transfer by an Investor in violation of the terms of this Section 1 shall be ineffective to vest in any transferee any interest held by the Transferring Investor in the Sale Shares. Without limiting the foregoing, any purported Shares Transfer in violation hereof shall be ineffective as against the Corporation and the Corporation shall have a continuing right and option (but not an obligation), until the restrictions contained in

this Section 1 terminate, to purchase, as its option, the Sale Shares purported to be transferred by the Transferring Investor for a price and on terms the same as those at which the purported Shares Transfer was effected.

1.4 Termination of Restrictions. The restrictions in this Section 1 shall terminate upon the consummation of initial public offering of Common Stock raising gross proceeds of $10,000,000.

1.5 Legends. All stock certificates representing the Common Stock issued on or prior to the date hereof shall have the customary legend referencing this Agreement.

SECTION 2. MISCELLANEOUS.

2.1. Remedies. In case any one or more of the covenants and agreements set forth in this Agreement shall have been breached by any party hereto, the other party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

2.2. Expenses. Each party hereto shall bear its own legal and other expenses with respect to the transactions contemplated hereby.

2.3. Successors and Assigns; Parties in Interest. This Agreement shall bind (a) the Corporation and the Investor and (b) the successors and assigns of the Corporation and the Investor. This Agreement shall inure to the benefit of (a) the Corporation and its successors and assigns and (b) the Investor and his or its successors and assigns that are permitted hereunder or as approved in writing by the Corporation.

2.4. Entire Agreement. This Agreement (as amended from time to time) and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

2.5. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by mail first class certified, return receipt requested, postage prepaid, or by facsimile in any case addressed to the addresses set forth below, or such other address as may hereafter be designated in writing by a party to the other parties hereto:

If to the Corporation, to:
AnythingIT Inc.
One Executive Drive
Suite 170
Fort Lee, New Jersey 07024
Fax: (201) 490-8700
Attention: David Bernstein, President

If to the Investor, to:

STEVEN A. GREENE
187 GARTH ROAD
SCARSDALE NY 10583

All such notices, advises and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the third day after the posting thereof, and (c) in the case of facsimile upon receipt of a confirmation notice indicating receipt.

2.6. Changes;Waivers. The terms and provisions of this Agreement may not be modified or amended without the written consent of all of the parties. Any waiver by any party of any right hereunder shall only be effective if it is in a writing signed by the party making the waiver.

2.7. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

2.8. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

2.9. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

2.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws.

2.11. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

2.12. Jurisdiction. The parties hereto agree that any suit, action or proceeding instituted against one or more of them with respect to this Agreement (including any Exhibits hereto) shall be brought in any federal or state court located in the State of New York. The parties hereto, by the execution and delivery of this Agreement, irrevocably waive any objection or defense to the institution of any action in New York based on improper venue, the convenience of the forum or the jurisdiction of such courts, or from the execution of judgments resulting therefrom, and the parties hereto irrevocably accept and submit to the jurisdiction of the aforesaid courts in any suit,

action or proceeding and consent to the service of process by certified mail at the address set forth in Section 2.5 hereof.

2.13. Indemnification. To the fullest extent permitted by law, the Corporation agrees to indemnify, defend and hold harmless the Investor from any liabilities, debts or obligations of the Corporation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date set forth above.

AnythingIT Inc.

By: ______________________________

Name: David Bernstein
Title: President

[signature]
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Investor
By: STEVEN A. GREENE